EXHIBIT No. 10.6.1

                             AMENDMENT TO CONTRACT

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AMENDMENT TO CONTRACT No.  626202  BETWEEN  British  Telecommunications  plc and
Porta Systems Corp.


AMENDMENT No: 127

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IT IS AGREED as follows:

l.   The above Contract is amended as specified below, with immediate effect.

2.   The estimated total value of the Contract remains unchanged.

3.   All other provisions of the Contract remain unchanged.

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Amendment Details:

l. The Terms and Conditions shall be replaced with the following set attached except for the following Clauses and Appendices which will remain valid:

     Clause 5       Specifications and Drawings
     Clause 6       Type Approval
     Clause 14      United States Government Export Administration Regulations

     Appendix A     List and Description of Products
     Appendix C     List of Components/Drawing No's
     Appendix E     United States Government Export Administration Regulations
     Appendix F     Licence Agreement remains valid apart from the following
                    modifications:

                    Clause 3 Term of Agreement

                    "The Agreement and the licenses granted thereunder shall continue in force and effect unless determined in accordance with the provisions hereof, and shall survive the termination or expiry of the Contract which ever is the sooner, by a period of five (5) years".

                    Clause 16 Notices amendment to BT address as follows:
                    British Telecommunications plc
                    Intellectual Property Department
                    Holborn Centre
                    PP 823
                    120 Holborn
                    London EC l N 2TE

     Appendix F     Amendment to Licence Agreement dated 9 July 1993 remains
                    valid apart from the following modifications:

                    Clause 1 Sub-clause 4.1 is deleted.
                    Clause 1 Sub-clause 4.2(b) shall be replaced with:
                    "Protector Module 4A or its replacement Protector Module 9A" and add Sub-clause 4.2"(e) Inserter Wire 8A".
                    Clause 1 Sub-clause 4.5 is deleted.
                    Clause 4 is deleted.


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Signed for and on behalf of             Signed for and on behalf of BT:
Porta Systems Corp:

Name:* /s/WILLIAM V. CARNEY             Name: TOM PEARSON
---------------------------------
(BLOCK CAPITALS)

Signature:* /s/ William V. Carney       Signature: Tom Pearson
---------------------------------                 ------------------------------

Title:* CEO                             Title: Manager, Engineering
        -------------------------              Materials Procurement

Date: * 19/11/96                        Date: 19/11/96

--------------------------------------------------------------------------------

                                * Please insert

                    ========================================

                                    CONTRACT

                               for the supply of

                               MAINS DISTRIBUTION
                               FRAME JACKS TESTS,
                               PROTECTOR MODULES
                                AND ANCILLARIES

                               Contract No 626202

                    ========================================


                                      From


                    ========================================

                              BT Supply Management
                                    Swindon

                    ========================================



                    ========================================

                                 September 1996

                    ========================================

CONTRACT No: 626202
RELATING TO THE SUPPLY OF MAINS DISTRIBUTION FRAME JACKS TESTS,
PROTECTOR MODULES AND ANCILLARIES

This Contract is made on 1 September 1996 between:

1) BRITISH TELECOMMUNICATIONS public limited company whose registered office is at 1 Newgate Street, London, EC1A 7AJ and whose registered number is 1800000 ("BT"); and

2) PORTA SYSTEMS CORP. whose registered office is at 575 Underhill Boulevard, Syosset, New York, and whose registered number is 11791 ("the Contractor").

IT IS AGREED as follows:

     The provisions of the following documents form part of this Contract:

     (1)  the attached Schedule l (headed 'Requirements')

     (2)  the attached Schedule 2 (headed 'the Contract Conditions')

     (3)  the Booklet "Working with BT"

2. In consideration of BT's obligations under this Contract, the Contractor agrees to supply Goods to BT in accordance with, and subject to, the provisions of this Contract.

3. NO VARIATION TO THIS CONTRACT SHALL HAVE EFFECT UNLESS AGREED IN WRITING BY AN OFFICER AUTHORISED BY THE DIRECTOR OF BT SUPPLY MANAGEMENT.


Signed for and on behalf of BT      Signed for an on behalf of the Contractor


Signature: /s/Tom Pearson           Signature: /s/ William V. Carney
          ----------------------               -------------------------

Name: TOM PEARSON                   Name:/s/ WILLIAM V. CARNEY
(BLOCK CAPITALS)                         -------------------------------
                                        (BLOCK CAPITALS)

Title: Manager, Engineering         Title: CEO
       Materials Procurement              ------------------------------

Date: 19/11/96                      Date: 19/11/96
      ---------------------------         ------------------------------

                                   SCHEDULE 1


                    ========================================

                                  REQUIREMENTS

                    ========================================


                               CONTRACT No 626202

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE l OF 10

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CONTENTS

S C O P E

1   DEFINITIONS
2   DURATION OF CONTRACT
3   QUANTITY OF SUPPLIES
4   PRICING
5   PAYMENT AND INVOICE DETAILS
6   AVAILABILITY OF SUPPLIES
7   PLACE OF MANUFACTURE
8   WORKING WITH BT

MANAGEMENT

9   QUALITY, QUALITY ASSURANCE AND QUALITY IMPROVEMENT
10  CHANGE CONTROL PROCEDURE
11  ENQUIRY POINTS

IMPLEMENTATION

12  ORDERING ARRANGEMENTS
13  DELIVERY - DEPOT
14  DESPATCH ADVICES (ME4001)
15  ELECTRONIC DATA INTERCHANGE (EDI)
16  CONTRACT MANAGEMENT
17  MARKET SHARE AND PERFORMANCE#
18  ESCROW
19  GRADE OF SERVICE
20  MISCELLANEOUS
21  ORDER OF PRECEDENCE

    APPENDIX X
    APPENDIX Y

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE 2 OF 10

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1    DEFINITIONS

     The definitions of expressions in the Condition headed 'Definitions' in the Contract conditions shall unless the context requires otherwise, apply in this Schedule l.

     In addition the following expressions shall, unless the context requires otherwise, have the following meanings in the Schedule l:

     "the Contract Conditions"

     -    shall mean the provisions contained in Schedule 2 of the Contract.

     "the 'Working with BT' booklet"

     - shall mean the booklet of that name referred to in the Condition headed 'Working with BT' in this Schedule l.

2.   DURATION OF CONTRACT

     The duration of the Contract shall continue until 31 August 2001.

3.   QUANTITY AND SUPPLIES

     3.l The Contractor agrees that the Contract is not for any specific quantity of Supplies, but only for such quantities as may be ordered by BT from time to time within the duration of the Contract. Any estimated Contract value shown on or in the Contract is for BT information purposes only and shall neither be binding nor put any obligation of any kind on BT.

4.   PRICING

     4.1  Maximum Pricing

          All prices detailed in the appendices shall be maximum prices for the Contract Period, subject to the provisions of this Condition, in U.S. Dollars (exclusive of Value Added Tax).

          The Supplier shall not extend more favourable prices to any other customer for any item covered by this Contract. This excludes those prices under current contracts with GPT and Ericsson. The Supplier shall give BT access to such information as is required to verify this.

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE 3 OF 10

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4.2  Price Review

     A Price Review will take place during the Contract Period on the following basis:-

     4.2.1 The prices contained in the appendices are the maximum prices applicable for the Contract Period.

     4.2.2 The Supplier's ability to reduce these prices through the implementation of cost reduction and quality improvement initiatives will influence the level of market share he will receive during the Contract (as described in Schedule 1, Condition 17.1 - Market Share and Performance).

     4.2.3 Price adjustment will be made on the basis of all the products in Appendix A being considered as a total package with price adjustment to be based upon benchmarked prices.

4.3  Price Assurance

     The Contractor will actively consider any suggestions made to improve designs or applications in order to reduce contractual prices.

4.4 The prices to be paid for the Goods supplied in accordance with the Contract are as detailed in Appendix X.

PAYMENTS AND INVOICE DETAILS

5.1 For each order for the Supplies made by BT, the Supplier shall, following delivery in accordance with the Contract of all (or, where agreed in writing by BT, each agreed instalment of) the Supplies comprised in the order, submit an invoice for the price of those Supplies.

5.2 Payment of a correct invoice submitted in accordance with this Condition shall (subject to the following paragraph of this Condition) be made, on average, within the Payment Period from the date of its receipt.

5.3 BT reserves the right to refuse to pay any invoice which is not submitted in accordance with this Condition, or if any supplies to which the invoice relates are not in accordance with the Contract.

5.4 PAYMENT FOR DEPOT (NDC) STOCKED ITEMS: The Supplier shall, on its own forms, render invoices to BT at the Invoice Address.

     One invoice must be raised per delivery address for each ME4001.

5.5 The information on the Supplier's invoice shall conform with the requirements specified in the 'Working with BT' booklet.

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE 4 OF 10

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6.   AVAILABILITY OF GOODS

     6.1 The Supplier shall at its own expense take all necessary measures to ensure that the contracted lead times are adhered to.

     6.2  The maximum contractual lead times are 4 weeks from date of order.

     6.3 During the continuance of the contract BT shall have the right to audit the Supplier to ensure the appropriate processes are in place and effective.

     6.4 During any 'shut-down' period the Supplier shall provide sufficient resources to enable the continuation of the required delivery service.

7.   PLACE OF MANUFACTURE

     PORTA SYSTEMS CORP, AVE. JOSE ESCANDON Y HELGUERAS NO. 21
     KM8.5 CARR LAUVO VILLAR TELS
     11 MATAMOROS TAM MEXICO

8.   WORKING WITH BT

     The provisions of the booklet 'Working with BT' edition 3 dated 1 August 1994 (a copy of which the Supplier has received) shall apply to the contract to the extent specified in the Contract.

9. QUALITY, QUALITY ASSURANCE AND QUALITY IMPROVEMENT

     9.1 The Supplies shall be manufactured in accordance with the quality requirements as stipulated via the contracted specifications and Generic Standards.

     9.2 Incumbent within the above requirement will be for the Supplier to manage the contract in a controlled quality manner, in accordance with an ISO 9000 or equivalent Quality Management System and appropriate Quality Plans. Any changes to the suppliers' Quality Management System or Quality Plans shall be notified to the BT Procurement Team.

     9.3 The Supplier shall demonstrate compliance to the contracted requirements.

     9.4 The Supplier shall declare their testing strategy for all stages of the production processes from incoming goods to finished product.

     9.5  The Supplier shall employ a suitable level of Quality Assurance.

     9.6 The Supplier shall assist BT in measuring the efficiency of processes as required, with an aim to optimise process yield.

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE 5 OF 10

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     9.7  The Supplier is wholly responsible for ensuring compliance to the above requirements for any Supplies sub-contracted.

     9.8 The Supplier shall demonstrate a commitment to continual Quality Improvement, addressing shortfalls in the BT Vendor Rating Scores, and to seek improvements in their quality, technical and commercial deliverables. Visibility of such progress will be requested via suitable Quality Improvement Programmes, these shall be reviewed at the regular BT/Supplier interface meetings.

10.  CHANGE CONTROL PROCEDURE

     10.1 The Supplier shall notify BT of any proposed changes, to the form, fit or function of the Supplies. BT requires four weeks notice of proposed changes for authorisation to be considered. No changes are to be made without written authorisation from BT Supply Management (using an agreed change procedure form).

     10.2 All requests for changes from BT shall be forwarded to the Supplier by BT Supply Management (using an agreed change procedure form). The Supplier shall respond to this request within ten days of its receipt.

     10.3 In the event of changes proposed by either party being agreed, a formal Contract amendment shall be signed by the parties.

     10.4 Any requests for concessions raised by the Supplier, against the agreed specifications, shall be forwarded to BT Supply Management (using an agreed change procedure form). Two weeks notice is required by BT for consideration of the request. No Supplies may be supplied against the concession until written agreement has been given by BT Supply Management.

     10.5 All concessions may be subject to a discount to the prices of the Supplies concerned and which must be agreed prior to the granting of such concession by BT.

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE 6 OF 10

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11.  ENQUIRY POINTS

     The following persons are appointed to answer enquiries in relation to the Contract as designated:

--------------------------------------------------------------------------------
     BT                                          Supplier
--------------------------------------------------------------------------------
     Commercial:

     Caroline Peyton                    Robyn Wright
     C108                               Porta Systems Ltd
     North Star House                   Rowley Drive
     North Star Avenue                  Stonebridge Industrial Estate
     SWINDON, SN2 1 BS                  COVENTRY
                                        CV3 4FG

     Tel: 01793 547432                  Tel: 01203 308408
     Fax: 01793 547175                  Fax: 01203 303290
--------------------------------------------------------------------------------
     Technical:

     Gareth Davies                      Andy Black
     Room 2/840                         Porta Systems Ltd
     BT Laboratories                    Rowley Drive
     Martlesham Heath                   Stonebridge Industrial Estate
     Ipswich                            Coventry
     Suffolk IP5 7RE                    CV3 4FG

     Tel:                               Tel: 01203 308410
     Fax:                               Fax: 01203 303290

     Enquiries relating to particular orders placed under the Contract shall be referred in the case of BT to the address specified on the relevant order and in the case of the Supplier to:

     Name:     Sylvia Cassidy

     Address:  Porta Systems Ltd
               Rowley Drive
               Stonebridge Industrial Estate
               COVENTRY
               CV3 4FG

     Tel:      01203 308404
     Fax:      01203 303290

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE 7 OF 10

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12.  ORDERING ARRANGEMENTS

     12.1 Call offs will be made by Supply Management (SM) directly to the Supplier as and when required. Supplier to acknowledge to SM receipt of call off orders within 5 and to state ability to meet required delivery.

     12.2 If a Supplier is unable to deliver as per Contract, British Telecommunications plc reserves the right to cancel that order and place that (and any subsequent) order with an alternative Supplier.

13.  DELIVERY

     13.1 Delivery instructions will be given within 5 working days of British Telecommunications plc, Supply Management, receiving details of the Supplies passing inspection at Contractor's Works. After receipt of such instructions the Supplier will deliver the Supplies within the contractual lead-time unless otherwise specified by BT.

          The Supplies to be delivered to either or both of the following BT plc depots: Crayford and Northallerton. (See "Working with Br" booklet for details of addresses).

     13.2 Depot Appointment System and Security

          All deliveries must be made on a day specified by the depot. The Supplier, sub-contractors or their agents should give prior notification of delivery, including the following information: item description and code, call-off reference number, number of pallets, quantity and Contract number, also the vehicle registration number, if known. Telephone numbers and delivery times available are:-

          CRAYFORD         Tel: 0800 67252l.    Deliveries may be made between
                                                8.00 am and 3.45 pm.

          NORTHALLERTON:   Tel: 01609 780091.   Deliveries may be made between
                                                8.00 am to 3.00 pm.

          Deliveries will only be accepted on the specified date and between the hours shown. British Telecommunications plc Security staff shall, if they so decide, have access at any time to vehicles of Suppliers, sub-contractors or their agents while such vehicle/s are entering, leaving or both any BT depot to stop and search any such vehicle/s.

SCHEDULE 1 TO CONTRACT No 02                                        PAGE 8 OF 10

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14.  DESPATCH ADVICES (ME4001)

     14.1 Despatch Advices (ME4001): Depot Delivery

          The Supplier will raise a Goods Release Certificate ME4001 certifying the quantity of the Supplies manufactured and ordered by BT. The Supplier will raise one ME4001 per call-off irrespective whether delivery to more than one address is required.

     14.2 The ME4001 'A' copy must be faxed to BT Supply Management on 01793 547175. 'B', 'C', and 'D' copies are not required. 'E' copy to be retained by the Supplier.

15.  ELECTRONIC DATA INTERCHANGE (EDI)

     At the option of BT, the Supplier agrees to implement an EDI link for the transmission of documents including SD67s, call-offs, purchase orders and invoices.

16.  CONTRACT MANAGEMENT

     16.1 LATE ORDERS FORM - see attached proforma for late orders which must be completed and faxed to 01793 547175 for all orders which will not be delivered by the due date. Any outstanding orders MUST be reported weekly.

     16.2 SELF-MONITORING FORM - See attached proforma. The Supplier is to have suitable Monitoring Systems to provide well structured, accurate and timely reports to BT. The form is to be completed and returned to BT Supply Management by the 3rd working day of each month.

          The Self-Monitoring Form to be completed by item code/description to include:-

          o    Item Description/Code.

          o Number of Orders placed by BT due for delivery within the month concerned.

          o    Total quantity against the orders due for delivery.

          o    Number of complete orders delivered on time.

          o    Total Quantity delivered on time.

          o    Monthly value delivered on time.

          o    Demand cumulative delivered from l April, each financial year.

          o    Value cumulative delivered from l April, each financial year.

          o % delivery performance (quantity delivered in the month against quantity due for delivery in the month).

SCHEDULE 1 TO CONTRACT No 626202                                    PAGE 9 OF 10

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17.  MARKET SHARE AND PERFORMANCE

     17.1 The level of Market Share awarded will be reviewed commencing 1 June 1997. The Supplier will be notified in writing, of the level of Market Share to apply over the subsequent three month period, subject to satisfactory performance during that period.

     17.2 Market Share will be determined on the Contractors' relative performance over the contract. This may result in a total loss of Market Share to another Supplier.

     17.3 The term performance covers: price competitiveness (Clause 4), delivery, quality, reliability, responsiveness, technical compliance and vendor rating markings. Any changes in the contractor's performance during the duration of the Contract, compared with expectations when Contracts were let may result in a variation to the market share allocated.

     17.4 If BT changes source of supply as a result of this activity, then from such date, the supplier will guarantee to continue to supply BT all products for a further three months.

     17.5 The Suppliers will also be required to manage Quality Improvement to address any weaknesses identified by BT or by the Supplier and to pursue cost reduction initiatives. BT will require visibility of these programmes and will seek regular updates of performance against agreed milestones. The Supplier's ability to secure favourable component prices will also be considered as part of this Market Share and Performance condition.

     17.6 Market shares may be changed regardless of the reasons for perceived poor performance. This shall include changes to any contract terms and conditions. Notwithstanding the provisions of Schedule 2, Condition 22 Termination, BT shall have the right to cancel any call-offs not delivered in the agreed lead time.

     17.7 BT reserves its right to vary market share and the supply base at any time, for any or all product ranges if the volume of requirements differ significantly from forecasts.

     17.8 The price paid by BT shall not increase due to the loss of market share at any time during the contract period.

18.  ESCROW

     Within 30 (thirty) days of the date of the Contract, the Contractor shall enter into an Escrow Agreement with BT and the NCC Limited (as Escrow Agent). Such Escrow Agreement shall be substantially in the form shown at Appendix Y to the Contract, subject to any modifications that the NCC may reasonably request.

SCHEDULE 1 TO CONTRACT No 626202                                   PAGE 10 OF 10

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19.  GRADE OF SERVICE

     19.1 The Supplier is required to meet 100% Grade of Service.

     19.2 The Grade of Service is defined as the number of times the Supplier achieves delivery of individual orders within the lead time for each calendar month, expressed in terms of a percentage.

     19.3 Failure to achieve the required Grade of Service may result in a reduction in market share as described in Schedule 1, Condition 17.1 Market Share & Performance and the application of any other appropriate contractual remedies as detailed in Schedule 2.

20.  MISCELLANEOUS

     20.1 BT will have access to the Supplier's business plans and budgets as well as financial results to ensure visibility of the Supplier's financial position.

     20.2 BT and the Supplier will explore the possibility for each side in its global aspirations.

     20.3 Without creating any legal obligation BT will work closely with the Supplier to address new business opportunities and to assist the Supplier in overcoming perception issues.

     20.4 The Supplier shall introduce Protector Module 6A within 5 months of written confirmation from BT.

21.  ORDER OF PRECEDENCE

     To the extent which the following documents form part of or apply to the Contract, they shall in the case of conflict have the order of precedence in which they are listed below:

     (i)  Schedule 1 - Requirements

     (ii) Contract Conditions

     (iii) The "Working with BT" booklet

SCHEDULE 1 TO CONTRACT No 626202                                     PAGE 1 OF 1
APPENDIX X

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STAND ALONE PRICES

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ITEM          DESCRIPTION                  PRICE IN $           PRICE IN $ FROM
                                         UNTIL 31/12/96              1/1/97
--------------------------------------------------------------------------------
 1       Unprotected Blocks                   79.10           Reduce 1% per
                                                              annum on 1
                                                              January 1997
                                                              and each year
                                                              thereafter

 2       Protected Blocks                    172.12           As above

 3       Protector Module lA                   1.10               1.10

 4       Protector Module 2A                   3.30               3.30

 5       Protector Module 6A                   3.18               3.18

 6       Inserter Wire 8A                     21.44              21.44

 7       Extractor 57                          4.17               4.17

 8       Kit 663A                            271.35             271.35

 9       Marker 26A                            0.07               0.07

10       Market 27A (red and black)            0.12               0.12

11       Wedge Locking 26A                     0.06               0.06

12       Extractor 58                          4.76               4.76

--------------------------------------------------------------------------------

It must be clearly understood that there will be no obligation on the part of British Telecommunications plc to order any specific quantity of stores whatsoever.

                                   SCHEDULE 2

                    ----------------------------------------

                             CONDITIONS OF CONTRACT

                    ----------------------------------------


                               CONTRACT No 626202

SCHEDULE 2 TO CONTRACT No 626202                                    PAGE 1 OF 20

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CONTENTS

  1   DEFINITIONS
  2   QUALITY OF SUPPLIER
  3   COMPLIANCE WITH LAWS AND REGULATIONS
  4   PRICING
  5   PAYMENT AND INVOICING
  6   ASSIGNMENT AND SUBCONTRACTING
  7   ACCESS, ASSISTANCE AND PROGRESS REPORTS
  8   MISTAKES IN INFORMATION
  9   BT SUPPLIED ITEMS AND PROPERTY
 10   GUARANTEE
 11   TITLE AND RISK
 12   INFORMATION
 13   CONFIDENTIALITY
 14   EXTENSION OF TIME
 15   DEFAULT
 16   RIGHT TO REJECT
 17   SUSPENSION OF WORK
 18   DELIVERY
 19   TOOLING
 20   REPARABILITY
 21   SUPPORT AND SPARES
 22   TERMINATION
 23   INDEMNITY - INTELLECTUAL PROPERTY
 24   INDEMNITY - GENERAL
 25   LIMITATION OF LIABILITY
 26   INSURANCE
 27   CONTRACT CHANGE PROCEDURE
 28   NOTICES
 29   GENERAL

SCHEDULE 2 TO CONTRACT No 626202                                    PAGE 2 OF 20

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GENERAL CONDITIONS

1.   DEFINITIONS

     In the Contract, the following expressions shall have the meanings, if any, ascribed to them:

--------------------------------------------------------------------------------
     Expression                              Meaning
--------------------------------------------------------------------------------
     Commencement Date                       1 September 1996

     Contract Period                         5 years

     Payment Period                          30 working days

     Liquidated Damages Rate (LDR)           2% per week or part of delay

     Maximum LDR (MLDR)                      15%

     Invoice Address                         Accounts Payable Centre
                                             PO Box 998
                                             Telecoms House
                                             91 London Road
                                             MANCHESTER  M60 IRT

     Guarantee Period                        24 months

     Supplier's Commercial Contact           Robyn Wright

     Supplier's Technical Contact            Andy Black

     Supplier's Quality Contact              Chris Malthouse

     BT's Commercial Contact                 Caroline Peyton
                                             PPC108
                                             North Star House
                                             North Star Avenue
                                             Swindon SN2 1BS
                                             Tel: 01793547432
                                             Fax: 01793547175

     BT's Technical Contact                  As detailed in Schedule I

     BT's Quality Contact                    Caroline Peyton
                                             As above

     Support Period                          10 years
--------------------------------------------------------------------------------

SCHEDULE 2 TO CONTRACT No 626202                                    PAGE 3 OF 20

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1.   DEFINITIONS (continued)

     "Booklet"

     -    The Working with BT Booklet issue number 3.

     "BT"

     - British Telecommunications plc, its successors and assigns and, where appropriate, companies within the BT Group of companies.

     "BT Network"

     - All exchange equipment, transmission equipment, network terminating equipment, line plant, power plant and ancillary equipment, owned or operated by BT.

     "BT Supplied Items"

     - All items provided by BT to the Supplier in connection with this Contract.

     "Certificate of Commercial Service"

     - A certificate issued by BT for Supplier or any part of the Supplies, which having failed to pass the Acceptance Tests, shall be required by BT to be put into commercial service. "Commercial Service" shall be construed accordingly.

     "Contract"

     -    This Contract.

     "Contract Price"

     -    The total sum payable to the Supplier by BT for Supplies.

     "Contract Personnel"

     - The supplier's employees, subcontractors and agents (and their employees, subcontractors and agents) engaged in the performance of the Contract.

     "Design Information"

     - Any Information furnished by BT concerning the purpose, function, design or manufacture of Supplies.

SCHEDULE 2 TO CONTRACT No 626202                                    PAGE 4 OF 20

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     "Equipment"

     - All components, materials, plant, tools, test equipment, documentation, hardware, firmware, Software and things comprised in Supplies.

     "Foreground Information"

     - All information generated in the course of or arising from the performance of the Contract.

     "Information"

     - Information whether written or oral or any other form, including, but not limited to, documentation, specifications, reports, data, notes, drawings, models, patterns, samples, software, computer outputs, designs, circuit diagrams, inventions, whether patentable or not and know-how.

     "Intellectual Property Right"

     - Any patent, petty patent, registered design, copyright, design right, semiconductor topography right, know-how, or any similar right exerciseable in any part of the world and shall include any applications for the registration of any patents or registered designs or similar registrable rights in any part of the world.

     "Site"

     - Premises specified by BT, upon which the Supplier is to install and/or deliver Supplies.

     "Software"

     - All computer programs including but not limited to all source code and object code whether in machine readable, optically readable or any other format comprised in Supplies and the media on which it is supplied.

     "Specification"

     -    Any specification of Supplies provided by BT.

     "Subcontractor"

     - Any person, partnership or corporation with whom the Supplier places a contract and/or an order for the supply of any equipment, item, service or for any work in relation to the Contract, and "subcontract" shall be construed accordingly.

SCHEDULE 2 TO CONTRACT No 626202                                    PAGE 5 OF 20

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     "Supplies"

     - All Equipment, Information, Work and, where applicable, Repairable Equipment the Contract requires to be supplied to or performed for BT.

     "Tooling"

     - Any equipment and software developed, produced or utilised at any time for the manufacture of Supplies and owned or paid for or to be paid for or supplied by BT.

     "Work"

     -    Work the Contract requires to be undertaken for BT.

2.   QUALITY OF SUPPLIES

     Supplies shall be to BT's reasonable satisfaction, comply with the latest applicable issue of European and International Standards and other documents referred to in the Contract and, unless required by the Contract, shall be brand new and not used, reconditioned, repaired or refurbished.

     2.1  Millennium Warranty

          The Supplier warrants that the Supplies are, where applicable, fully compatible (without modification, loss of performance, loss of use, or work or expense on the part of BT) with changes to inputs, outputs or other information in relation to dates arising in the year 2000 and beyond.

3.   COMPLIANCE WITH LAWS AND REGULATIONS

     The Supplier and Supplies shall comply with:

     a) the requirements of the Booklet, all applicable legislation, regulations or bylaws of a Local or other Authority; and

     b)   any BT site regulations that may be notified to the Supplier.

4.   PRICING

     The Contract Price and all other prices payable by BT shall be inclusive, where relevant, of all non-returnable packing, delivery to Site, any licence fees, installation, testing and commissioning and all other charges associated with Supplies but shall exclude VAT.

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5.   PAYMENT AND INVOICING

     5.1 BT will pay invoices submitted in accordance with para 5 of Schedule 1 within the Payment Period commencing on the date of receipt of a valid invoice. Payment of 100% of the Contract Price shall become due upon complete performance of the Contract.

6.   ASSIGNMENT AND SUBCONTRACTING

     6.1 The Supplier shall not, without BT's written consent, assign or subcontract the whole or any part of the Contract. Any consent, if given, shall not affect the Supplier's obligations or liabilities under the Contract.

     6.2 The Supplier shall allow BT access to its subcontractors for technical discussions provided that the proposed agenda for such discussions and the outcome shall be promptly notified to the Supplier. BT will notify any changes or proposals identified during such discussions to the Supplier who will process them in accordance with the Contract.

7.   ACCESS, ASSISTANCE & PROGRESS REPORTS

     The Supplier shall:

     a) ensure that BT (or any person authorised by BT) shall have reasonable access at all reasonable times to the premises of the Supplier, and those of any subcontractor, as BT may require to assess the progress of the Contract; and

     b) render such reports to BT on the performance of the Contract, and attend such meetings, as may be reasonably required by BT; and

     c) nominate a suitable representative to attend all such meetings. The representative shall be fully conversant at all times with the performance of the Contract.

8.   MISTAKES IN INFORMATION

     8.1 The Supplier shall inform BT in writing of any mistakes in Design Information within a reasonable time of receipt.

     8.2 Any mistakes in Information owned or controlled by the Supplier and in any Foreground Information shall be the Supplier's responsibility to remedy at its cost whether such Information has been approved by BT or not. where any such remedial work is undertaken by BT the Supplier shall bear all costs.

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9.   BT SUPPLIED ITEMS AND PROPERTY

     9.1 All BT Supplied Items shall remain the property of BT. The Supplier shall return them to BT upon completion or termination of the Contract or earlier reasonable request by BT. The Supplier shall keep the BT Supplied Items, and (before their delivery to BT) any Supplies, items or things that are or have become BT's property ("BT property"), in safe custody and good condition, set aside and clearly marked as BT property.

     9.2 Upon receipt of the BT Supplied Items, the Supplier shall satisfy itself that they are not defective or deficient for the purpose for which they are being provided, and within 14 days of receipt shall notify BT of any defects or deficiencies.

     9.3 The Supplier shall not, without the prior written consent of BT, use BT Supplied Items for any purpose other than is necessary for the performance of the Contract, or allow any other party to use, take possession of, or have any rights or lien over BT Supplied Items or BT property.

     9.4 Without limiting the generality of the Supplier's obligations, the Supplier shall not have, and shall ensure that Contract Personnel shall not have, a lien on the BT Supplied Items or BT property for any sum due. The Supplier shall take all reasonable steps to ensure the title of BT and the exclusion of such lien are brought to the notice of all Contract Personnel dealing with any BT Supplied Items or BT property.

     9.5 In the event of any threatened seizure of any BT Supplied Items or BT property or in the event of the Supplier (or any Contract Personnel in possession of such BT Supplied Items or property) going into receivership, administration or liquidation (or the equivalent of any of these) the Supplier shall:

          a)   notify BT immediately; and,

          b) draw to the attention of the relevant official that BT Supplied Items and BT property are the property of BT and do not form part of the Supplier's assets; and,

          c) allow BT to enter the Supplier's premises or those of any Contract Personnel where BT Supplied Items or BT property are stored and take possession of them.

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10.  GUARANTEE

     10.1 The Supplier shall at its own cost promptly remedy (by repair, replacement or modification, at BT's option), any defects in Supplies notified by BT and which become apparent during the Guarantee Period, due to:

          a)   defective workmanship; or,

          b) faulty design, (other than a design made or furnished or specified by BT and for which the Supplier has previously disclaimed responsibility in writing within a reasonable time of receipt); or,

          c)   defective material supplied by the Supplier; or,

          d)   any act, neglect or omission by the Supplier or Contract
               Personnel.

     10.2 The Supplier shall:

          a) ensure that any remedied part of Supplies is compatible with all Supplies; and

          b) complete the remedy to the satisfaction of BT within 10 working days of receipt from BT of the defective Supplies; and

          c) ensure that defective Supplies are not remedied on BT premises without BT's consent, unless, for operational or technical reasons they can only be removed or replaced with difficulty; and

          d) cause the minimum of disruption to BT and/or its customers in effecting any remedy. The time at which any remedy is to be effected out shall be agreed with BT and BT may at its discretion direct the Supplier to work outside normal working hours at no cost to BT.

     10.3 The unexpired period of the Guarantee Period and the provisions of this Condition, shall apply to all repaired or replacement Supplies and parts.

          The Supplier shall, upon receipt of Supplies returned under this if Condition, immediately investigate those Supplies and take all necessary corrective action to prevent recurrence of the defects in any Supplies to be supplied under the Contract. The Supplier shall on a monthly basis report in writing to BT's Commercial Contact the outcome of all such investigations not previously so reported. The information required in this report shall be as follows:-

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          a)   a summary of the quantities of each type of Supplies returned to
               BT under this Condition, the quantities investigated the results of the investigation and the quantities awaiting investigation.

          b)   a full defect analysis including:

               -    the BT item description

               -    the serial number

               -    the manufacturing date

               -    the reported fault

               - the results of any tests carried out, including (without limitation) any simulated tests such as simulated customer tests, factory functional tests and soak tests

               -    failed component analysis

               -    failure mechanisms

               -    corrective action necessary

          c) the details of any corrective action taken to prevent a recurrence of defects.

          d) without prejudice to the rights of BT under this Condition, the reasons for any Supplies returned not being accepted under the terms of this guarantee and a breakdown of those Suppliers by the code number quoted on any applicable fault label supplied.

11.  TITLE AND RISK

     11.1 Without prejudice to BT's right to reject under the Contract, the title in Supplies shall pass to BT upon the earlier of delivery or the passing of risk or payment (including any part payment) and shall be free from any claims or encumbrance whatsoever.

     11.2 If any Supplies are rejected by BT or the Contract is terminated, title to any Supplies not accepted by BT and any materials or things which have not been incorporated in any part of accepted Supplies, shall revest in the Supplier on the expiration of 30 days from the date on which such termination or rejection takes effect unless BT gives notice to the Supplier within such period that it intends to either issue a certificate of Commercial Service in respect of the rejected Supplies or otherwise retain title in them.

     11.3 Any payment made by BT for Supplies, materials or things which revest in the Supplier is a sum due to BT from the Supplier.

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     11.4 The Supplier shall deliver to BT any Supplies the title in which BT has elected to retain under this Condition and if it shall fail to do so BT may enter the Supplier's premises and remove such Supplies and recover the cost of so doing from the Supplier, subject to BT paying a fair and reasonable price for such Supplies.

     11.5 The risk of loss of or damage to Supplies shall pass to BT upon delivery.

12.  INFORMATION

     12.1 Either party that has in the course of the Contract received information in a recorded form from the other (or has recorded received information) shall return these records upon a) expiry or termination of the Contract; or b) earlier upon reasonable request unless such records are part of the Supplies.

13.  CONFIDENTIALITY

     13.1 Either party receiving Information ("the Recipient") from the other shall not without the prior written consent of the other use the Information other than for the purposes of the Contract or disclose the Information to any person other than BT employees or Contract Personnel who have a need to know.

     13.2 Paragraph 1 of this Condition shall not apply to Information that is:

          a) published or becomes so otherwise than by a breach of the Contract; or

          b) lawfully known to the recipient at the time of disclosure and is not subject to any obligations of confidentiality; or

          c) lawfully disclosed to the recipient without any obligations of confidentiality by a third party; or

          d) replicated by development independently carried out by or for the recipient by an employee or other person without access or knowledge of the Information.

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     13.3 The Supplier shall ensure that any subcontractor is bound by similar confidentiality terms to those in the Condition.

     13.4 Without prejudice to any prior obligations of confidentiality it may have, the Supplier shall ensure that no publicity, relating to the Contract, shall take place without the prior written consent of BT.

14.  EXTENSION OF TIME

     14.1 Should the performance of the Contract be directly delayed by any cause beyond the reasonable control of the Supplier, and provided that the Supplier shall have first given BT written notice within five working days after becoming aware that such delay was likely to occur, then:

          a) in respect of any delay of which BT is not the cause, BT may at its sole discretion grant the Supplier such extension of time as BT may in its opinion deem reasonable having regard, without limitation, to any other delays or extensions of time that may have occurred or been granted in relation to the Contract.

          b) in respect of any delay of which BT is the cause, BT shall grant the Supplier a reasonable extension of time to take account of such delay.

     14.2 For the avoidance of doubt, the provisions of this Condition shall not affect BT's right to terminate the Contract under Paragraph 4 of the Condition headed "Termination".

15.  DEFAULT

     15.1 Subject to the provisions of the Condition headed "Extension of Time", if the Supplier does not deliver, install, or complete (as the case may be) any Supplies by the due date, the Supplier shall be in breach of the Contract and shall pay to BT on request an amount of liquidated damages in respect of such delay at the LDR up to the MLDR of the price of the delayed Supplies.

     15.2 BT may, at its option, at any time deduct any amount of liquidated damages then due from the Supplier to BT from any sums then due from BT to the Supplier and any not so deducted may be recovered by BT from the Supplier as a debt.

     15.3 Payment of, or BT's right to, liquidated damages under this Condition shall not affect any of BT's rights under the Condition headed "Termination".

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16.  RIGHT TO REJECT

     16.1 BT shall have the right to reject the whole or any part of the Supplies that it reasonably considers are not in accordance with the Contract.

     16.2 The Supplier shall at its own risk and expense, replace rejected Supplies with Supplies that accord with the Contract within 14 days of notice of rejection from BT.

     16.3 Initial receipt of Supplies at the delivery point may be signed for as unexamined and this shall not affect BT's rights subsequently to reject those Supplies. Where subsequent checking shows a deficiency in the quantity of Supplies delivered, the Supplier shall make good the deficiency within 14 days of notice from BT of the deficiency.

17.  SUSPENSION OF WORK

     BT may suspend Work at any time and will pay to the Supplier all reasonable resulting expenses incurred by the Supplier (other than those arising from the Supplier's own default) provided that:

     a) no payment shall be made for any period of suspension, prevention or delay less than 2 consecutive working days; and,

     b) the Supplier has within 10 working days after the event giving rise to the claim, given notice in writing to BT of its intention to make such claim; and,

     c) the Supplier makes such claim giving details of each item claimed and the reason for such cost within 30 days after the event giving rise to the claim.

18.  DELIVERY

     18.1 The Supplier shall deliver Supplies in accordance with the Contract for time of delivery as set out in Clause 6 of Schedule 1.

     18.2 The Supplier shall deliver Supplies ordered by BT to BT at the addresses in the United Kingdom of Great Britain and Northern Ireland that BT may specify.

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19.  TOOLING

     19.1 All Tooling shall be and shall remain the property of BT. Where Tooling is not already owned by BT, it shall become the property of BT from the date of the first payment by BT for the Tooling. At the date of signing this Amendment to Contract, the Tooling is not the property of BT.

     19.2 The Supplier shall be solely responsible for:

          a) the procurement and any modifications of the Tooling, to the satisfaction of BT; and,

          b) maintaining the Tooling in good condition and fit for the purpose intended; and,

          c)   physical transfer of Tooling; and,

          d) the updating ,and continuous advice to BT of Tooling lists, (including without limitation, description, quantity, number of impressions, location of the Tooling, rate of production and the expected life time of the Tooling) taking account of modifications.

          Such responsibility will continue until the Supplier is notified otherwise in writing by BT.

     19.3 BT shall have the right at any reasonable time on written notice to the Supplier to take possession of the Tooling and shall be deemed to be BT Supplied Items.

20.  REPARABILITY

     20.1 The Supplier shall supply to BT as soon as reasonably practicable after the Commencement Date such Information (including all revisions and updates) in such format as BT shall reasonably require to enable BT to repair Supplies or have them repaired by a competent supplier.

     20.2 In respect of all components comprised or to be comprised in Supplies, the Supplier shall:

          a) ensure they can be obtained from more than one source or notify BT accordingly; and

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          c)   inform BT at least six months before a component supplier will cease to be able to supply; and,

          d) ensure availability of those that are custom-designed to BT or its suppliers on fair and reasonable terms or ensure availability of specifications so as to enable manufacture by any competent supplier; and

          e) ensure that any such provisions and undertakings in any subcontract referred to in this Condition are fully observed and performed by the subcontractor; and,

          f) notify BT immediately a fault is identified at any time in their manufacture and in particular, but without limitation, where BT has already purchased affected components.

     20.3 No separate licence fees shall be payable by BT for the use of Information supplied in accordance with this Condition. The Supplier warrants that BT, and any manufacturer or other supplier nominated by BT, are and shall remain free to use such Information for the manufacture and supply of components for use by BT or any third parties in repairing and maintaining Supplies.

21.  SUPPORT AND SPARES

     21.1 The Supplier shall ensure availability of such spares and support as BT may require for the Support Period commencing on the Commencement Date.

     21.2 The Supplier shall by prompt written notice, offer BT such new or amended versions of Supplies and parts, as may be developed throughout the Contract Period for the Support Period, but BT shall not be obliged to accept them.

22.  TERMINATION

     22.1 If the Supplier commits a material breach or persistent breaches of the } Contract (or any other contract with BT related to the Supplies), and in the case of a breach which is capable of remedy, fails to remedy the breach within 15 days (or such longer period as BT may at its option agree in writing) of written notice from BT to do so then BT shall have the right:

          a) at any time to terminate the Contract forthwith as a whole or (at BT's option) in respect of any part of the Contract to be performed; and

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          b)   to recover from the Supplier all directly resulting losses and expenses (including, without limitation, the additional cost of completing Supplies, or having Supplies completed by another supplier, to a similar standard).

22.2 BT shall have the right at any time to terminate the Contract forthwith and to recover from the Supplier all directly resulting losses and expenses (including, without limitation, the additional cost of completing the Supplies, or having the Supplies completed by another supplier, to a similar standard) if the Supplier shall become insolvent or ceases to trade or compound with its creditors; or a bankruptcy petition or order is presented or made against the Supplier; or where the Supplier is a partnership, against any one partner, or if a trustee in sequestration is appointed in respect of the assets of the Supplier or (where applicable) any one partner; or a receiver or an administrative receiver is appointed in respect of any of the Supplier's assets; or a petition for an administration order is presented or such an order is made in relation to the supplier; or a resolution or petition or order to wind up the Supplier is passed or presented or made or a liquidator is appointed in respect of the Supplier (otherwise than for reconstruction or amalgamation).

22.3 BT may at any time on written notice terminate the Contract forthwith if the ownership or control of the Supplier is materially changed to (in BT's reasonable opinion) BT's detriment.

24.4 BT may at any time on written notice terminate the Contract forthwith. Where BT terminates the Contract under this paragraph 4 and does not have any other right to terminate the Contract, the following shall apply:

     a) BT shall subject to subparagraph (b) below, pay the Supplier such amounts as may be necessary to cover its reasonable costs and outstanding and unavoidable commitments (and reasonable profit thereon) necessarily and solely incurred in properly performing the Contract in relation to Applicable Supplies (as defined below) prior to termination.

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          b)   BT shall not pay for any such costs or commitments that the
               Supplier is able to mitigate and shall only pay costs and commitments that BT has validated to its satisfaction. BT shall not be liable to pay for any Applicable Supplies that, at the date of termination, BT is entitled to reject (including any Supplies for which BT may have issued a Certificate of Commercial Service) or has already rejected. BT's total liability under sub-paragraph (a) above shall not in any circumstances exceed the price that would have been payable by BT for Applicable Supplies if the Contract had not been terminated.

          c) In this paragraph 4, "Applicable Supplies" means Supplies in respect of which the Contract has been terminated under this paragraph, which were ordered by BT under the Contract before the date of termination, and for which payment has not at that date become due from BT.

          d) Sub-paragraphs (a) and (b) above encompass the total liability of BT for termination pursuant to this Paragraph 4, and BT shall be liable for no other costs, claims, damages, or expenses consequent upon such termination.

     22.5 Each right of BT under this Condition is without prejudice to any other right of BT under this Condition or otherwise.

23.  INDEMNITY - INTELLECTUAL PROPERTY

     23.1 The Contractor shall indemnify and shall keep fully indemnified BT against all actions, claims, proceedings, damages, costs and expenses arising from any infringement or alleged infringement of any Intellectual Property Right or any Trade Mark or Service Mark, whether registered or not, or any breach or alleged breach of any obligation of nondisclosure by the possession, use, sale, lease, hire, distribution or disposal of any of the Goods or the packaging thereof by any person anywhere in the world.

     23.2 BT and the Contractor shall notify each other immediately in writing of any infringement or alleged infringement referred to above of which they become aware.

     23.3 In the event of any such infringement or alleged infringement, the Contractor shall at its own expense and at the option (subject to consultation with BT and having full regard to BT's operational needs):

          (a) secure a royalty free licence allowing BT unrestricted use of the infringing Goods and to exercise its other rights granted under the Contract in respect of the Goods; or

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          (b)  modify or replace the Goods, at the option of BT, so as to meet the existing functional specification and avoid the claim of infringement and any injunction or court order.

     23.4 Unless otherwise agreed in writing, the Contractor shall conduct all negotiations and litigation in relation to any such infringement or alleged infringement and be responsible for all costs and expenses incurred. BT shall afford all reasonable assistance in contesting such allegations but if the Contractor fails to conduct such negotiations or litigation, or fails to do so within a reasonable time, BT may, subject to consultation with the Contractor, assume conduct of the same at the Contractor's expense. In the event that BT assumes conduct, then BT shall use all reasonable endeavours to minimise the costs and expenses of the negotiations or litigation and shall provide the Contractor with evidence or all costs and expenses incurred.

     23.5 The indemnity in this Condition shall not apply to:

          a) infringements arising directly from the Design Information where the Contractor's compliance with the Design Information inevitably results in the said infringement. However this exception shall not apply when the infringement results from the Contractor's compliance with a recognised national or international standard whether such compliance is required by the Design Information of not; or

          b) infringements arising directly from BT Supplied Items forming part of the Goods or to infringements occasioned by BT's use of the Goods in combination with other goods not supplied by the Contractor where such use is not contemplated by the Contract or otherwise agreed to by the Contractor, unless such infringement would have arisen independently of such combination.

     23.6 The provisions of this Condition shall survive the expiry or termination of the Contract.

24.  INDEMNITY - GENERAL

     Without prejudice to any other rights or remedies available to BT, the Supplier shall indemnify BT against all loss of or damage to any BT property to the extent arising as a result of the negligence or willful acts or omissions of the supplier or Contract Personnel in relation to the performance of the Contract; and all claims and proceedings, damages, costs and expenses arising or incurred in respect of:

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     a)   death or personal injury of any Contract Personnel in relation to the performance of the Contract, except to the extent caused by BT's negligence; or

     b) death or personal injury of any other person to the extent arising as a result of the negligence or willful acts or omissions of the Supplier or Contract Personnel in relation to the performance of the Contract; or

     c) loss of or damage to any property to the extent arising as a result of the negligence or willful acts or omissions of the Supplier or Contract personnel in relation to the performance of the Contract;

     d) or under Part 1 of the Consumer Protection Act 1987 in relation to Supplies.

25.  LIMITATION OF LIABILITY

     25.1 Subject to Paragraph, 3 of this Condition, neither party shall be liable to the other under the Contract for any indirect or consequential loss or damage.

     25.2 Subject to Paragraph 3 of this Condition the liability of either party to the other under this Contract shall not exceed (pound)2,000,000 per unrelated incident or the greater of (pound)6,000,000 or the Contract Price in aggregate.

     25.3 Paragraphs 1 and 2 of this Condition shall not apply to loss or damage arising out of or in connection with:

          (i)  death or personal injury; or

          (ii) the wilful failure of either party to perform its contractual obligations; or

          (iii) paragraph d) of the Condition headed "Indemnity"; or

          (iv) the payment of liquidated damages; or

          (v)  BT's obligation to pay the Contract Price.

26.  INSURANCE

     26.1 The Supplier shall at its own expense effect and maintain for the Contract Period such insurance as required by any applicable law and as appropriate in respect of its obligations under the Contract. Such insurances shall include third party liability insurance with an indemnity limit of not less than (pound)2,000,000 for each and every claim.

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     26.2 If the Supplier cannot provide evidence of such insurance to BT on request, BT may arrange such insurance and recover the cost from the Supplier.

     26.3 The Supplier shall notify BT as soon as it is aware of any event occurring in relation to the Contract which may give rise to an obligation to indemnify BT under the Contract, or to a claim under any insurance required by the Contract.

     26.4 This Condition shall not be deemed to limit in any way the Supplier's liability under the Contract.

27.  CONTRACT CHANGE PROCEDURE

     The Contract may only be varied by written agreement between each party's Commercial Contact who shall each respond in writing within ten days of receipt of a proposal for a variation from the other.

28.  NOTICES

     Notices required under the Contract to be in writing shall be delivered by hand, post or facsimile transmission to the Commercial Contact of the recipient and shall be deemed to be given upon receipt (except notices sent by facsimile transmission, which shall be deemed to be given upon transmission).

29.  GENERAL

     29.1 The invalidity or unenforceability for any reason of any provision of the Contract shall not prejudice or affect the validity or enforceability of its other provisions.

     29.2 The headings to the Contract provisions are for reference only and shall not affect their interpretation.

     29.3 a) No delay, neglect or forbearance by either party in enforcing any provision of the Contract shall be deemed to be a waiver or in any way prejudice any rights of that party.

          b) No waiver by either party shall be effective unless made in writing or constitute a waiver of rights in relation to any subsequent breach of the Contract.

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     29.4 The Contract governs the relationship between the parties to the exclusion of any other terms and conditions on which any quotation or tender response has been given to BT.

     29.5 The Contract is governed by English law and subject to the non-exclusive jurisdiction of the English courts.

     29.6 The Supplier shall not be, nor in any way represent itself as, an agent of BT and shall have no authority to enter into any obligation on behalf of BT or to bind BT in any way.

     29.7 Except as expressly set out in the Contract, no assignment of or licence under any Intellectual Property Right or trade mark or service mark (whether registered or not) is granted by the Contract.

     29.8 The following provisions of the Contract shall survive its termination or expiry in addition to those provisions relating to intellectual property and those which by their content or nature will so survive:

                  BT Supplied Items and Property
                  Guarantee
                  Information
                  Confidentiality
                  Indemnity
                  Intellectual Property
                  Limitation of Liability
                  Millennium Warranty